Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information: Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports Fourth Quarter Results, Declares Dividend

Lewiston, ME (July 29, 2013) – Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $205 thousand for the quarter ended June 30, 2013, compared to $1.0 million for the quarter ended June 30, 2012.  Net income for the year ended June 30, 2013 was $4.4 million, compared to $2.2 million for the year ended June 30, 2012.  Net income for the year ended June 30, 2012 included $1.1 million from discontinued operations.

The current quarter included $1.4 million of expenses related to severance and the settlement of a previously disclosed lawsuit, based on a claim arising from events occurring in 2005 and 2006. Excluding these items, which the Company considers to be non-core, net operating earnings were $1.1 million or $0.11 per diluted common share. Reported net income and net operating earnings for the quarters and years ended June 30, 2013 and 2012, respectively, are set forth below:

	Reconciliation of Net Income Available to Common Shareholders (GAAP) to Net Operating Earnings (non-GAAP)(1)
	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
	(Dollars in thousands, except share and per share data)
Net income available to common shareholders (GAAP)	$205	$950	$4,065	$1,771
Items excluded from operating earnings, net of tax:
Net income from discontinued operations	—	(10)	—	(1,147)
Severance	255	—	255	—
Legal settlement and related professional fees	671	—	671	—
Total after-tax items	926	(10)	926	(1,147)
Net operating earnings (non-GAAP)	$1,131	$940	$4,991	$624

Weighted average common shares outstanding - basic	10,446,643	6,605,465	10,409,588	4,277,777

Reported basic earnings per share (GAAP)	$0.02	$0.14	$0.39	$0.41
Items excluded from operating earnings	0.09	—	0.09	(0.26)
Net operating earnings per share (non-GAAP)	$0.11	$0.14	$0.48	$0.15

(1) Management believes operating earnings, which exclude non-core items, provide a more meaningful representation of the Company’s performance.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on August 23, 2013 to shareholders of record as of August 9, 2013.

“The growing value of our business strategy is reflected in this year’s results, in which we achieved over 22% growth in our loan portfolio, and 15% deposit growth,” said Richard Wayne, Chief Executive Officer.  “Loan originations and acquisitions for the quarter totaled $117 million, of which $67 million was generated by our loan purchasing group, and $48 million through our residential lending division. The success of our lending efforts helped drive our net interest margin to 5.32% for the quarter,” continued Wayne.

At June 30, 2013, total assets were $670.6 million, an increase of $1.4 million, or 0.2%, compared to June 30, 2012 and a decrease of $28.9 million, or 4.1%, compared to March 31, 2013. The principal components of the year-over-year and quarterly changes in the balance sheet follow:

1.              The loan portfolio grew by $79.1 million, or 22.2%, compared to June 30, 2012, principally due to net growth of $116.1 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset by net amortization and payoffs of $37.0 million in the Community Banking Division loan portfolio.

Compared to the quarter ended March 31, 2013, the Bank’s LASG loan portfolio increased $57.3 million, reflecting purchases and originations of $45.8 million and $21.6 million, respectively, offset by loan payoffs and asset sales totaling $9.9 million.  LASG originations during the quarter included $12.0 million secured by marketable securities and $9.6 million of loans secured by real estate.  Loan payoffs and asset sales during the quarter ended June 30, 2013 resulted in $2.8 million of transactional income, compared to $4.1 million in the quarter ended March 31, 2013 and $2.5 million in the quarter ended June 30, 2012.

As has been discussed in more detail in the Company’s SEC filings, in connection with the merger of FHB Formation LLC with and into the Company, the Company made certain commitments to the Board of Governors of the Federal Reserve System (the “Federal Reserve”), including a commitment to hold commercial real estate loans (including owner-occupied commercial real estate) to within 300% of total risk-based capital.  On June 28, 2013, the Federal Reserve approved the amendment of that commitment to exclude owner-occupied commercial real estate loans.  All other commitments made to the Federal Reserve in connection with the merger remain unchanged.   The Company’s loan purchasing capacity under these conditions follows:

Basis for Regulatory Condition	Condition	Remaining Purchased Loan Capacity at June 30, 2013
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$18.0
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$172.3

To increase its capacity under the “Total Loans” regulatory condition, the Company will continue to hold in its portfolio, as necessary and on a duration—matched basis, residential fixed and adjustable rate loans that would otherwise be sold in the secondary market.

An overview of the LASG portfolio follows:

	LASG Portfolio Overview
	Three Months Ended June 30, 2013			Year Ended June 30, 2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Purchased or originated during the period:
Unpaid principal balance	$51,677	$21,556	$73,233	$155,216	$37,181	$192,397
Net investment basis	45,783	21,556	67,339	121,336	37,208	158,544

Totals as of period end:
Unpaid principal balance				$204,276	$38,846	$243,122
Net investment basis				166,786	38,879	205,665

Returns during the period:
Yield	17.30%	8.92%	16.21%	16.04%	9.34%	15.28%
Total Return (1)	17.53%	8.92%	16.41%	18.33%	9.34%	17.32%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits increased by $62.4 million, or 14.8%, compared to June 30, 2012 primarily due to a $69.0 million increase in deposits raised through ableBanking, the Bank’s online affinity deposit platform.  During the quarter ended June 30, 2013, the Bank allowed $23.5 million of maturing time deposits to run-off, in a plan to reduce excess short-term balance sheet liquidity.

3.              Total borrowings decreased by $6.9 million and $56.8 million, for the quarter and year ended June 30, 2013, respectively, as the Bank did not replace maturing structured repurchase agreements and FHLB advances.

4.              Stockholders’ equity decreased by $5.3 million, or 4.5%, compared to June 30, 2013, primarily due to the redemption of TARP preferred stock and warrants totaling $4.3 million in the quarter ended December 31, 2012.  Stockholders’ equity decreased by $1.9 million, or 1.7%, compared to March 31, 2013, primarily due to unrealized losses on available-for-sale securities.

Net income decreased by $843 thousand to $205 thousand for the quarter ended June 30, 2013, compared to $1.0 million for the quarter ended June 30, 2012.  Income for the quarter ended June 30, 2013 included $926 thousand of nonrecurring expenses, net of tax, relating to the settlement of a lawsuit, and compensation expense associated with the Bank’s decision to exit the investment brokerage business and the resignation of a senior manager.  Operating results for the quarter included the following items of significance:

1.              Net interest income increased by $1.8 million, or 26.5%, to $8.5 million for the quarter compared to the quarter ended June 30, 2012, primarily due to growth in the purchased loan portfolio.  This result is evident in the net interest margin, which increased to 5.32% for the quarter ended June 30, 2013, compared to 4.63% for the quarter ended June 30, 2012, and 5.07% for the quarter ended March 31, 2013.

2.              The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended June 30,
	2013			2012
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$235,455	$3,376	5.75%	$280,079	$4,299	6.17%
LASG:
Originated	20,723	461	8.92%	5,215	114	8.79%
Purchased	138,445	5,971	17.30%	68,352	3,440	20.24%
Total LASG	159,168	6,432	16.21%	73,567	3,554	19.43%
Total	$394,623	$9,808	9.97%	$353,646	$7,853	8.93%

	Year Ended June 30,
	2013			2012
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$252,199	$14,824	5.88%	$297,348	$18,047	6.07%
LASG:
Originated	14,906	1,392	9.34%	3,278	308	9.40%
Purchased	117,205	18,801	16.04%	39,022	6,379	16.35%
Total LASG	132,111	20,193	15.28%	42,300	6,687	15.81%
Total	$384,310	$35,017	9.11%	$339,648	$24,734	7.28%

The yield on purchased loans was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes transactional income of $2.8 million for the quarter and $10.6 million for the year ended June 30, 2013.

	Total Return on Purchased Loans
	Three Months Ended June 30,
	2013		2012
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$3,237	9.38%	$1,580	9.30%
Transactional income:
Gains on loan sales	80	0.23%	649	3.82%
Gain on sale of real estate owned	—	0.00%	—	0.00%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	2,734	7.92%	1,860	10.94%
Total transactional income	2,814	8.15%	2,509	14.76%
Total	$6,051	17.53%	$4,089	24.06%

	Year Ended June 30,
	2013		2012
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$11,038	9.35%	$3,762	9.64%
Transactional income:
Gains on loan sales	2,115	1.79%	868	2.22%
Gain on sale of real estate owned	684	0.58%	—	0.00%
Other noninterest income	36	0.03%	—	0.00%
Accelerated accretion and loan fees	7,763	6.58%	2,617	6.71%
Total transactional income	10,598	8.98%	3,485	8.93%
Total	$21,636	18.33%	$7,247	18.57%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

3.              Noninterest income decreased by $334 thousand for the current quarter, compared to the quarter ended June 30, 2012, principally due to lower net gains on the sale of portfolio loans, which decreased by $564 thousand due to lower LASG loan sales in the quarter ended June 30, 2013. Gains on sales of residential mortgages increased to $714 thousand, up slightly compared to the June 30, 2012 quarter and an increase of 14.2% when compared to the March 31, 2013 quarter.

The Bank announced on July 2nd its intention to exit the investment brokerage business, over a transition period estimated at 60 to 90 days. For the year ended June 30, 2013, investment brokerage revenue totaled $2.9 million and contributed $267 thousand to the Company’s pre-tax income, net of direct expenses.

4.              Noninterest expense increased by $2.7 million for the current quarter, compared to the quarter ended June 30, 2012, principally due to the following:

•                  An increase of $1.4 million in employee compensation, due mainly to higher incentive compensation, severance, and increases in staffing levels.  Non-recurring compensation expense, associated with the departure of a senior manager and the Bank’s decision to exit the investment brokerage business, totaled $388 thousand for the quarter. Full-time equivalent employees increased by 16 over the past twelve months, as the Company has added staff to several operational areas and the LASG.

•                  An increase of $1.0 million related to the settlement of a lawsuit.  The summons and complaint was filed in August of 2011, in connection with a dispute regarding certain deposit account activity occurring in 2005 and 2006.

•                  An increase of $192 thousand in occupancy and equipment expense, principally due to increased rent associated with the relocation of the Company’s office in Boston, MA, and depreciation of investments in new technology, principally those associated with ableBanking.

•                  An increase of $173 thousand in loan acquisition and collection expenses, principally due to an increase in the size of the LASG portfolio, which has grown to $205.7 million from $89.6 million at June 30, 2012.

•                  An increase of $157 thousand in marketing expense, principally due to ableBanking and residential mortgage advertising.

At June 30, 2013, nonperforming assets were $7.0 million, or 1.0% of total assets, an increase of $42 thousand from June 30, 2012 and a decrease of $441 thousand from March 31, 2013.

At June 30, 2013, the Company’s Tier 1 leverage ratio was 17.8%, a decrease from 19.9% at June 30, 2012 and an increase from 17.4% at March 31, 2013.  At June 30, 2013, the Company’s total risk-based capital ratio was 27.5%, a decrease from 33.3% and 30.7% at June 30, 2012 and March 31, 2013, respectively.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings and business outlook at 11:00 a.m. Eastern Time on Tuesday, July 30, 2013.  Investors can access the call by dialing 877.878.2762 and entering the following passcode: 22872642. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and six loan production offices that serve individuals and businesses located in western and south-central Maine, southern New Hampshire and southeastern Massachusetts. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 77 Middle Street, Portland, ME 04101.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	June 30,
	2013	2012
Assets
Cash and due from banks	$3,238	$2,538
Short-term investments	62,696	125,736
Total cash and cash equivalents	65,934	128,274

Available-for-sale securities, at fair value	121,597	133,264
Loans held for sale	8,594	9,882

Loans
Commercial real estate	264,448	180,735
Residential real estate	127,829	137,571
Construction	42	1,187
Commercial and industrial	29,720	19,612
Consumer	13,337	17,149
Total loans	435,376	356,254
Less: Allowance for loan losses	1,143	824
Loans, net	434,233	355,430

Premises and equipment, net	10,075	9,205
Real estate owned and other repossessed collateral, net	2,134	834
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	5,721	5,473
Intangible assets, net	3,544	4,487
Bank owned life insurance	14,385	14,295
Other assets	4,422	8,052
Total assets	$670,639	$669,196

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Demand	$46,425	$45,323
Savings and interest checking	90,970	90,204
Money market	84,416	45,024
Time	262,812	241,637
Total deposits	484,623	422,188

Federal Home Loan Bank advances	28,040	43,450
Structured repurchase agreements	25,397	66,183
Short-term borrowings	625	1,209
Junior subordinated debentures issued to affiliated trusts	8,268	8,106
Capital lease obligation	1,739	1,911
Other liabilities	8,145	7,010
Total liabilities	556,837	550,057

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2013; 4,227 shares issued and outstanding at June 30, 2012; liquidation preference of $1,000 per share	—	4
Voting common stock, $1.00 par value, 25,000,000 and 13,500,000 shares authorized at June 30, 2013 and 2012, respectively; 9,565,680 and 9,307,127 issued and outstanding at June 30, 2013 and 2012, respectively	9,566	9,307
Non-voting common stock, $1.00 par value, 3,000,000 and 1,500,000 shares authorized at June 30, 2013 and 2012, respectively; 880,963 and 1,076,314 issued and outstanding at June 30, 2013 and 2012, respectively	881	1,076
Additional paid-in capital	92,745	96,359
Retained earnings	12,524	12,235
Accumulated other comprehensive (loss) income	(1,914)	158
Total stockholders’ equity	113,802	119,139
Total liabilities and stockholders’ equity	$670,639	$669,196

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Interest and dividend income:
Interest on loans	$9,808	$7,853	$35,017	$24,734
Interest on available-for-sale securities	209	417	1,138	2,019
Other interest and dividend income	105	85	388	261
Total interest and dividend income	10,122	8,355	36,543	27,014

Interest expense:
Deposits	1,008	878	4,098	3,426
Federal Home Loan Bank advances	217	256	967	1028
Structured repurchase agreements	136	247	651	991
Short-term borrowings	4	6	19	21
Junior subordinated debentures issued to affiliated trusts	195	195	769	751
Obligation under capital lease agreements	23	24	92	100
Total interest expense	1,583	1,606	6,596	6,317

Net interest and dividend income before provision for loan losses	8,539	6,749	29,947	20,697
Provision for loan losses	301	312	1,122	946
Net interest and dividend income after provision for loan losses	8,238	6,437	28,825	19,751

Noninterest income:
Fees for other services to customers	446	347	1,648	1,383
Net securities gains	—	—	792	1,111
Gain on sales of loans held for sale	714	701	3,009	2,761
Gain on sales of portfolio loans	85	649	2,311	1,071
Gain (loss) recognized on real estate owned and other repossessed collateral, net	65	(25)	746	(5)
Investment commissions	687	671	2,919	2,782
Bank-owned life insurance income	119	123	718	501
Other noninterest income	14	(2)	82	72
Total noninterest income	2,130	2,464	12,225	9,676

Noninterest expense:
Salaries and employee benefits	5,486	4,095	19,218	15,634
Occupancy and equipment expense	1,283	1,091	4,766	3,826
Professional fees	424	477	1,634	1,708
Data processing fees	283	265	1,141	1,088
Marketing expense	361	204	1,049	691
Loan acquisition and collection expense	481	308	1,766	1,106
FDIC insurance premiums	90	118	454	482
Intangible asset amortization	208	262	943	1,198
Legal settlement expense	980	—	980	—
Other noninterest expense	622	653	2,734	2,497
Total noninterest expense	10,218	7,473	34,685	28,230

Income from continuing operations before income tax (benefit) expense	150	1,428	6,365	1,197
Income tax (benefit) expense	(55)	390	1,945	181
Net income from continuing operations	$205	$1,038	$4,420	$1,016

Discontinued operations:
Income from discontinued operations	$—	$—	$—	$186
Gain on sale of discontinued operations	—	15	—	1,566
Income tax expense	—	5	—	605
Net income from discontinued operations	$—	$10	$—	$1,147

Net income	$205	$1,048	$4,420	$2,163

Net income available to common stockholders	$205	$950	$4,065	$1,771

Weighted-average shares outstanding:
Basic	10,446,643	6,605,465	10,409,588	4,277,777
Diluted	10,446,643	6,607,171	10,409,588	4,291,352
Earnings per common share:
Basic:
Income from continuing operations	$0.02	$0.14	$0.39	$0.15
Income from discontinued operations	0.00	0.00	0.00	0.26
Net income	$0.02	$0.14	$0.39	$0.41
Diluted:
Income from continuing operations	$0.02	$0.14	$0.39	$0.15
Income from discontinued operations	0.00	0.00	0.00	0.26
Net income	$0.02	$0.14	$0.39	$0.41
Cash dividends declared per common share	$0.09	$0.09	$0.36	$0.36

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,
	2013			2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$126,272	$209	0.66%	$135,306	$417	1.24%
Loans (2) (3)	394,623	9,808	9.97%	353,646	7,853	8.93%
Regulatory stock	5,253	33	2.52%	5,473	24	1.76%
Short-term investments (4)	118,113	72	0.24%	91,249	61	0.27%
Total interest-earning assets	644,261	10,122	6.30%	585,674	8,355	5.74%
Cash and due from banks	2,978			2,858
Other non-interest earning assets	35,982			35,449
Total assets	$683,221			$623,981

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$56,650	$38	0.27%	$55,638	$43	0.31%
Money market accounts	85,585	117	0.55%	44,928	45	0.40%
Savings accounts	32,868	11	0.13%	32,472	11	0.14%
Time deposits	270,342	842	1.25%	231,805	779	1.35%
Total interest-bearing deposits	445,445	1,008	0.91%	364,843	878	0.97%
Short-term borrowings	1,697	4	0.95%	1,210	6	1.99%
Borrowed funds	58,923	376	2.56%	111,857	527	1.89%
Junior subordinated debentures	8,245	195	9.49%	8,085	195	9.70%
Total interest-bearing liabilities	514,310	1,583	1.23%	485,995	1,606	1.33%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	46,784			46,415
Other liabilities	6,900			2,605
Total liabilities	567,984			535,015
Stockholders’ equity	115,227			88,966
Total liabilities and stockholders’ equity	$683,221			$623,981

Net interest income		$8,539			$6,749

Interest rate spread			5.07%			4.41%
Net interest margin (5)			5.32%			4.63%

(1)         Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)         Includes loans held for sale.

(3)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Year Ended June 30,
	2013			2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$131,199	$1,138	0.87%	$138,708	$2,019	1.46%
Loans (2) (3)	384,310	35,017	9.11%	339,648	24,734	7.28%
Regulatory stock	5,398	75	1.39%	5,673	72	1.27%
Short-term investments (4)	127,781	313	0.24%	76,217	189	0.25%
Total interest-earning assets	648,688	36,543	5.63%	560,246	27,014	4.82%
Cash and due from banks	3,065			2,910
Other non-interest earning assets	37,206			36,803
Total assets	$688,959			$599,959

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$55,763	$153	0.27%	$55,218	$213	0.39%
Money market accounts	63,931	337	0.53%	44,692	175	0.39%
Savings accounts	31,939	44	0.14%	32,799	67	0.20%
Time deposits	280,059	3,564	1.27%	223,782	2,971	1.33%
Total interest-bearing deposits	431,692	4,098	0.95%	356,491	3,426	0.96%
Short-term borrowings	1,472	19	1.29%	1,075	21	1.95%
Borrowed funds	75,633	1,710	2.26%	112,812	2,119	1.87%
Junior subordinated debentures	8,185	769	9.40%	8,028	751	9.35%
Total interest-bearing liabilities	516,982	6,596	1.28%	478,406	6,317	1.32%

Interest-bearing liabilities of discontinued operations (5)	—			271

Non-interest bearing liabilities:
Demand deposits and escrow accounts	49,343			45,933
Other liabilities	5,982			3,932
Total liabilities	572,307			528,542
Stockholders’ equity	116,652			71,417
Total liabilities and stockholders’ equity	$688,959			$599,959

Net interest income		$29,947			$20,697

Interest rate spread			4.36%			3.50%
Net interest margin (6)			4.62%			3.69%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Net interest income	$8,539	$8,253	$7,057	$6,098	$6,749
Provision for loan losses	301	346	247	228	312
Noninterest income	2,130	3,401	3,544	3,150	2,464
Noninterest expense	10,218	8,831	8,132	7,502	7,473
Net income from discontinued operations	—	—	—	—	10
Net income	205	1,666	1,517	1,034	1,048

Weighted average common shares outstanding:
Basic	10,446,643	10,425,576	10,383,441	10,383,441	6,605,465
Diluted	10,446,643	10,425,576	10,383,441	10,383,441	6,607,171
Earnings per common share:
Basic	$0.02	$0.16	$0.12	$0.09	$0.14
Diluted	0.02	0.16	0.12	0.09	0.14
Dividends per common share	0.09	0.09	0.09	0.09	0.09

Return on average assets	0.12%	0.97%	0.87%	0.61%	0.68%
Return on average equity	0.71%	5.85%	5.15%	3.45%	4.74%
Net interest rate spread (1)	5.07%	4.82%	4.02%	3.52%	4.41%
Net interest margin (2)	5.32%	5.07%	4.28%	3.80%	4.63%
Efficiency ratio (3)	95.77%	75.78%	76.71%	81.12%	81.11%
Noninterest expense to average total assets	6.00%	5.12%	4.64%	4.39%	4.82%
Average interest-earning assets to average interest-bearing liabilities	125.27%	124.53%	125.48%	126.65%	120.51%

	Asof
	June30,2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,346	$2,296	$3,512	$3,184	$3,090
Commercial real estate	473	631	624	626	417
Construction	—	—	—	—	—
Home equity	334	405	620	289	220
Commercial and industrial	110	103	123	133	1,008
Consumer	136	258	166	181	324
	3,399	3,693	5,045	4,413	5,059
Purchased portfolio:
Residential real estate	—	—	—	—	—
Commercial real estate	1,457	1,700	2,144	667	1,055
Commercial and industrial	—	—	—	—	—
	1,457	1,700	2,144	667	1,055
Total nonperforming loans	4,856	5,393	7,189	5,080	6,114
Real estate owned and other repossessed collateral	2,134	2,038	2,633	2,645	834
Total nonperforming assets	$6,990	$7,431	$9,822	$7,725	$6,948

Past due loans to total loans	1.68%	2.00%	2.52%	1.65%	1.95%
Nonperforming loans to total loans	1.12%	1.42%	1.83%	1.35%	1.72%
Nonperforming assets to total assets	1.04%	1.06%	1.39%	1.15%	1.04%
Allowance for loan losses to total loans	0.26%	0.27%	0.22%	0.18%	0.23%
Allowance for loan losses to nonperforming loans	23.54%	19.15%	12.17%	13.15%	13.48%

Commercial real estate loans to risk-based capital (4)	159.07%	184.40%	193.74%	167.62%	148.28%
Net loans to core deposits (5)	92.94%	77.72%	81.01%	86.69%	88.29%
Purchased loans to total loans, including held for sale	37.57%	33.63%	33.36%	27.68%	23.07%
Equity to total assets	16.97%	16.54%	16.31%	17.72%	17.83%
Tier 1 leverage capital ratio	17.78%	17.41%	17.44%	18.37%	19.91%
Total risk-based capital ratio	27.54%	30.71%	29.35%	31.32%	33.34%

Total stockholders’ equity	$113,802	$115,737	$114,931	$118,857	$119,139
Less: Preferred stock	—	—	—	(4,227)	(4,227)
Common stockholders’ equity	$113,802	$115,737	114,931	114,630	114,912
Less: Intangible assets	(3,544)	(3,751)	(3,957)	(4,222)	(4,487)
Tangible common stockholders’ equity (non-GAAP)	$110,258	$111,986	$110,974	$110,408	$110,425

Common shares outstanding	10,446,643	10,446,643	10,383,441	10,383,441	10,383,441
Book value per common share	$10.89	$11.08	$11.07	$11.04	$11.07
Tangible book value per share (non-GAAP) (6)	$10.55	$10.72	$10.69	$10.63	$10.63

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans. As of June 30, 2013, commercial real estate excludes loans secured by owner-occupied properties.

(5)	Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand. Net loans includes loans held-for-sale.
(6)	Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.